UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 13, 2007

UNIVERSAL TECHNICAL INSTITUTE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-31923	86-0226984
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20410 North 19th Avenue, Suite 200, Phoenix, Arizona	85027
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (623) 445-9500

None
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01           Other Events.

          On December 13, 2007, Universal Technical Institute, Inc. (the “Company”) entered into a stock repurchase plan with Credit Suisse Securities (USA) LLC under which Credit Suisse will repurchase shares of the Company’s common stock on behalf of the Company.  The Company’s plan was established in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended.  The shares will be purchased pursuant to the Company’s previously announced share repurchase program under which the Company’s Board of Directors authorized the repurchase of up to $50 million of the Company’s common stock.  In addition, the shares will be purchased in accordance with Exchange Act Rule 10b-18.  Subject to certain conditions, the shares will be purchased during the period between December 17, 2007 and February 6, 2008, including during Company “blackout periods.”  Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be purchased pursuant to the plan.

          Rule 10b5-1 permits individuals and entities, including issuers, who are not in possession of material nonpublic information to establish pre-arranged plans to buy or sell company stock in order to avoid concerns about initiating stock transactions while in possession of material nonpublic information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIVERSAL TECHNICAL INSTITUTE, INC.

Date: December 14, 2007

By: /s/ Jennifer L. Haslip
Name: Jennifer L. Haslip
Title: Senior Vice President and Chief Financial Officer